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                                                                  EXHIBIT (a)(2)


                                  NORSTAN, INC.

                                ACCEPTANCE LETTER

                        PURSUANT TO THE OFFER TO EXCHANGE
                       OPTIONS HELD BY ELIGIBLE EMPLOYEES
               UNDER NORSTAN, INC.'S 1995 LONG-TERM INCENTIVE PLAN
                                 FOR NEW OPTIONS

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              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                        CENTRAL TIME ON JANUARY 17, 2002,
                          UNLESS THE OFFER IS EXTENDED

                                   ----------

To:      Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, Minnesota 55343
         Attention: Mary Kiernan
         Telephone: 952.352.4194
         Facsimile: 952.352.4044

         I have received the Offer to Exchange dated December 17, 2001 provided by Norstan, Inc. ("Norstan, Inc.," or the "Company") describing the stock option exchange program under which eligible employees of Norstan, Inc., holding options to purchase the Company's common stock, $.10 par value ("Common Stock") under the Norstan, Inc., 1995 Long Term Incentive Plan, as amended (the "Plan"), with an exercise price equal to or greater than $15.00 per share, and who received option grants from Norstan in May or June 2001, may tender such options for cancellation in exchange for new options to be granted under the Plan.

UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE DATED DECEMBER 17, 2001, AND IN THIS ACCEPTANCE LETTER (WHICH, TOGETHER WITH THE OFFER TO EXCHANGE, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONSTITUTES THE "OFFER"), I HEREBY TENDER TO NORSTAN, INC., ALL OF MY OPTIONS LISTED AND ACKNOWLEDGED BELOW WITH AN EXERCISE PRICE OF $15.00 OR HIGHER (THE "TENDERED OPTIONS") THAT WERE GRANTED TO ME UNDER THE PLAN AND ARE OUTSTANDING ON THE EXPIRATION DATE OF THE OFFER, IN EXCHANGE FOR NEW OPTIONS TO PURCHASE A NUMBER OF SHARES OF COMMON STOCK EQUAL TO 50 PERCENT OF THE SHARES COVERED BY THE TENDERED OPTIONS THAT THE COMPANY ACCEPTS FOR EXCHANGE (THE "NEW OPTIONS").




                                    (a)(2)-1
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         I acknowledge and confirm that the Tendered Options consist solely of the following options (TO VALIDLY TENDER THE TENDERED OPTIONS, YOU MUST COMPLETE (VERIFY) THE FOLLOWING):

NAME
---------------------------------------------------------------------------------
      NUMBER OF OPTIONS                GRANT DATE OF            EXERCISE PRICE OF
          TENDERED                    TENDERED OPTION            TENDERED OPTION
      -----------------               ---------------           -----------------

                               TOTAL TENDERED OPTIONS
------------------------------


         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

         I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement or instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

         The name of the registered holder of the Tendered Options appears on the signature line below exactly as it appears on the option agreement or agreements representing the Tendered Options.

         By signing below, I agree to the terms and conditions set forth in the Offer to Exchange.


-----------------------------------               ------------------------------
Signature                                         Date and Time

Name and Title
              --------------------------------    ------------------------------
                                                  Tax ID/SSN

--------------------------------------------------------------------------------
address

-------------------------------------
telephone



                                    (a)(2)-2
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         YOU MUST COMPLETE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS ON THE
OPTION AGREEMENT OR AGREEMENTS EVIDENCING THE TENDERED OPTIONS. IF THE SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT OR ANOTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE SET FORTH THE SIGNER'S FULL TITLE AND INCLUDE WITH THIS ACCEPTANCE LETTER PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY. SEE INSTRUCTIONS 1 AND 4 ATTACHED TO THIS ACCEPTANCE LETTER.

AGREEMENT BY NORSTAN, INC.

         Norstan, Inc. hereby acknowledges receipt of this Acceptance Letter and the related Tendered Options. Norstan accepts the Tendered Options and agrees to deliver the New Option to the eligible employee identified above pursuant to the terms and conditions set forth in the offer.

                                                NORSTAN, INC.


                                                By:
                                                     ---------------------------
                                                Its:
                                                     ---------------------------

                            INSTRUCTIONS TO OFFEREES

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ACCEPTANCE LETTER. A properly completed and signed original of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER WILL NOT CONSTITUTE A VALID DELIVERY.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OWN RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY.

         IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT



                                    (a)(2)-3
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REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY
DELIVERY.

         2. WITHDRAWAL OF TENDERED OPTIONS. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw the Tendered Options at any time until the extended expiration of the Offer. To withdraw Tendered Options, you must deliver a written Notice of Withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         3. TENDERS. If you intend to tender options pursuant to the Offer, you must verify the table on the first page of this Letter by confirming the number of Common Stock subject to each Tendered Option, the grant date of each Tendered Option and the exercise price of each Tendered Option. If you intend to tender eligible options pursuant to the Offer, you must tender all of your eligible options that are outstanding on the Expiration Date.

         4. SIGNATURES ON THIS ACCEPTANCE LETTER. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. The signature must correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to Mary Kiernan at the address and telephone number given on page 1 of this Letter. The Company will promptly furnish copies at its expense.

         6. IRREGULARITIES. All questions as to the number of Common Stock subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.


                                    (a)(2)-4
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         IMPORTANT: TO ACCEPT THE OFFER, THE SIGNED LETTER (OR A FACSIMILE COPY
THEREOF) MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY SIGNED PAPER COPY OF THIS LETTER BY REGULAR EXTERNAL MAIL, FACSIMILE OR HAND-DELIVERY. DELIVERY BY E-MAIL WILL NOT BE ACCEPTED.

         7. IMPORTANT TAX INFORMATION. You should carefully review Section 13 of the Offer to Exchange, which contains important tax information.





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